UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2023

Atlanticus Holdings Corporation

(Exact name of registrant as specified in its charter)

Georgia	000-53717	58-2336689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five Concourse Parkway, Suite 300, Atlanta, Georgia 30328
(Address of principal executive offices)

Registrant’s telephone number, including area code: 770-828-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol	Name of exchange on which registered
Common stock, no par value	ATLC	Nasdaq Global Select Market

7.625% Series B Cumulative Perpetual Preferred Stock, no par value	ATLCP	Nasdaq Global Select Market

6.125% Senior Notes due 2026	ATLCL	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01.         Entry Into a Material Definitive Agreement.

On December 29, 2023, Atlanticus Holdings Corporation (the “Company”) entered into an At-The-Market Sales Agreement (the “Sales Agreement”) with BTIG, LLC (“BTIG”) providing for the sale by the Company of its common stock, no par value per share (the “Common Stock”), up to an aggregate offering price of $50,000,000, from time to time to or through BTIG, in connection with the Company’s Common Stock “at-the-market” offering program (the “Offering”).

The Common Stock is being offered and sold pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-255834) (the “Shelf Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on May 6, 2021, which became effective on May 13, 2021. A prospectus supplement relating to the Offering has been filed today with the SEC.

From time to time during the term of the Sales Agreement, the Company may deliver a placement notice to BTIG, as sales agent, specifying the amount of Common Stock requested to be sold or the gross proceeds to be raised in a given time period, the time period during which sales are requested to be made, any limitation on the amount of Common Stock that may be sold in any single day, any minimum price below which sales may not be made or any minimum price requested for sales in a given time period and any other instructions relevant to such requested sales. Upon the Company’s issuance of a placement notice, BTIG will use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of The NASDAQ Global Select Market (the “Exchange”), to sell the Common Stock up to the amount specified in, and otherwise in accordance with the terms of, the placement notice.

BTIG may sell Common Stock, as sales agent, by any method permitted by law deemed to be an “at-the-market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, sales made directly on the Exchange, on any other existing trading market for the Common Stock or to or through a market maker or through an electronic communications network. After consultation with the Company and subject to the terms of a placement notice, BTIG may also sell Common Stock, as sales agent, in privately negotiated transactions. Pursuant to the Sales Agreement and subject to the entry into a terms agreement, the Company may also sell shares of Common Stock to BTIG, acting as principal. The Company or BTIG may suspend the sale of Common Stock at any time upon proper notice and subject to other conditions.

The Company will pay BTIG a commission in connection with the sale of Common Stock effected through BTIG, as sales agent. In such capacity, BTIG will be entitled to compensation in an amount equal to up to three percent (3.0%) of the gross proceeds of all of the Common Stock sold through it under the Sales Agreement.

The Offering will terminate upon the earlier of (i) the sale of all Common Stock subject to the Sales Agreement or (ii) termination of the Sales Agreement according to its terms.

The Company made certain customary representations, warranties and covenants concerning the Company and the Common Stock in the Sales Agreement and also agreed to indemnify BTIG against certain liabilities, including liabilities under the Securities Act.

The Company intends to use the net proceeds from the Offering, if any, for general corporate purposes.

Troutman Pepper Hamilton Sanders LLP, counsel to the Company, has issued a legal opinion relating to the legality of the issuance and the sale of the Common Stock. A copy of such legal opinion, including the consent included therein, is attached as Exhibit 5.1 hereto.

The foregoing description of the material terms of the Sales Agreement may not include all of the information that is important to you. Such description is qualified in its entirety by reference to the Sales Agreement, a copy of which is filed as Exhibit 1.1 and incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	At-The-Market Sales Agreement, dated December 29, 2023, by and between Atlanticus Holdings Corporation and BTIG, LLC.

5.1	Opinion of Troutman Pepper Hamilton Sanders LLP

23.1	Consent of Troutman Pepper Hamilton Sanders LLP (contained in Exhibit 5.1 above).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTICUS HOLDINGS CORPORATION

Date: December 29, 2023	By:	/s/ William R. McCamey
Name: William R. McCamey
Title: Chief Financial Officer

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